Exhibit 3.1(ii)

FILED		CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE

FEB 28 2002	STATE OF SOUTH CAROLINA SECRETARY OF STATE	MAY 08 2013

/s/ Jim Miles	ARTICLES OF ORGANlZATION	/s/ Mark Hammond
SECRETARY OF STATE	LIMITED LIABILITY COMPANY	SECRETARY OF STATE OF SOUTH CAROLINA

TYPE OR PRINT CLEARLY IN BLACK INK

The undersigned delivers the following articles of organization to form a South Carolina limited liability company pursuant to Section 33-44-202 and 33-44-203 of the 1976 South Carolina Code of Laws, as amended

1.                                      The name of the limited liability company which complies with Section 33-44-105 of the South Carolina Code of 1976, as amended is BUSINESS VITALS, LLC

2.                                      The address of the initial designated office of the Limited Liability Company in South Carolina is

1501 Main Street, Suite 500

Street Address

Columbia	29201
City	Zip Code

3.                                      The initial agent for service of process of the Limited Liability Company is

JEFFREY L. BREWER	/s/ Jeffrey L. Brewer
Name	Signature

and the street address in South Carolina for this initial agent for service of process is

1501 Main Street, Suite 500

Street Address

Columbia	29201
City	Zip Code

4.                                      The name and address of each organizer is

(a)	JEFFREY L. BREWER	803-356-6811
	Name	Telephone Number

	1136 Morning Shore Drive	Lexington
	Street Address	City

	South Carolina	29201
	State	Zip Code

(b)
	Name	Telephone Number

	Street Address	City

	State	Zip Code

(Add additional lines if necessary)

BUSINESS VITALS, LLC
NAME OF LIMITED LIABILITY COMPANY

5.	☒	Check this box only if the company is to be a term company. If so, provide the term specified·

30 years

6.	☒

Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each initial manager:

	(a)	JEFFREY L. BREWER	803-356-6811
		Name	Telephone Number

		1136 Morning Shore Drive	Lexington
		Street Address	City

		South Carolina	29201
		State	Zip Code

7.	☐

Check this box if only if one or more of the members of the company are to be liable for its debts and obligations under Section 33-44-303(c). If one or more members are so liable. Specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members.

8	Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State Specify any delayed effective date and time:

9.

Set forth any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement.

10.	Signature of each organizer

/s/ Jeffrey L. Brewer
			Date	2/21/02

(Add additional lines if necessary)

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE

MAY 08 2013

STATE OF SOUTH CAROLINA	/s/ Mark Hammond
SECRETARY OF STATE	SECRETARY OF STATE OF SOUTH CAROLINA
AMENDED ARTICLES OF ORGANIZATION Limited Liability Company – Domestic Filing Fee - $110.00

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant to S.C. Code of Laws $33-44-204(a), the undersigned limited liability company adopts the following Amended Articles of Organization:

1.	The name of the limited liability company is Business Vitals, LLC

2.	The date the articles of organization were filed is February 28, 2002

3.

The articles of organization are amended in the following respects, of which all amended provisions may lawfully be included in the articles of organization. If the space on this form is not sufficient, please attach additional sheets containing a reference to the appropriate paragraph on this form.

Section 1 of the Articles of Organization is hereby amended to change the name of the company to “EarthLink Managed Services, LLC.”

Section 5 of the Articles of Organization is hereby amended to uncheck the box providing that the Company is a term company and to delete the term of 30 years. The Company shall have perpetual existence.

Section 6 of the Articles of Organization is hereby amended to uncheck the box providing for manager management of the Company and to delete the name, address and contact information of Jeffrey L. Brewer. The Company shall be managed by its members.

/s/ Samuel R. DeSimone, Jr.	Samuel R. DeSimone, Jr., Executive Vice President,
General Counsel and Secretary of EarthLink
Business LLC, the Sole Member of the Company

Signature (Please see the Filing Checklist below)	Print or Type Name

Capacity/Position of Person Signing (You must check one box.)	Date	1/3/2012

☐ Manager ☒ Member ☐ Organizer

☐ Fiduciary ☐ Attorney-in-Fact